UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2019 (March 13, 2019)

L.B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 928-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On March 14, 2019, L.B. Foster Company (the “Company”) issued a press release announcing that the Company and its subsidiary, CXT Incorporated (“CXT”) entered into a Settlement Agreement dated March 13, 2019 (the “Settlement Agreement”) with Union Pacific Railroad Company (“UPRR”) to resolve pending litigation in the matter of Union Pacific Railroad Company v. L.B. Foster Company and CXT Incorporated, Case No. CI 15-564, in the District Court for Douglas County, Nebraska. The lawsuit related to UPRR’s claims that the Company and CXT breached their express warranty, implied covenant of good faith and fair dealing, and anticipatorily repudiated their warranty obligations with respect to the manufacture and sale of pre-stressed concrete railroad ties to UPRR, and UPRR sought to recover damages in an amount to be determined at trial for the value of unfulfilled warranty replacement ties and ties likely to become warranty eligible, costs for cover for replacement ties, and various incidental and consequential damages. The Company denied liability to UPRR and asserted that UPRR’s conduct was wrongful and unjustified and asserted defenses and counterclaims.

Under the Settlement Agreement, the Company and CXT will pay to UPRR the aggregate amount of $50 million without pre-judgment interest, beginning with a $2 million immediate payment, and with the remaining $48 million paid in installments over a six-year period commencing on the effective date of the Settlement Agreement through December 2024 pursuant to a Promissory Note. Additionally, commencing in January 2019 and through December 2024, UPRR has agreed to purchase from the Company and its subsidiaries and affiliates, a cumulative total amount of $48 million of products and services, targeting $8 million of annual purchases per year beginning in 2019 per letters of intent under the Settlement Agreement.

The Company has taken charges regarding this dispute that amount to $30 million from 2012 through 2016, and currently has a reserve of $7 million from these charges. The Company will take a $43 million non-cash charge ($50 million minus the $7 million reserve) for the year ended December 31, 2018, establishing a liability for the cash payments to UPRR that will begin immediately and be paid in installments over the next six years.

The Settlement Agreement also includes a mutual release of all claims and liability regarding or relating to all CXT pre-stressed concrete railroad ties with no admission of liability and dismissal of the litigation with prejudice.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated March 14, 2019, of L.B. Foster Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. FOSTER COMPANY
(Registrant)

Date:	March 14, 2019	/s/ Patrick J. Guinee
Patrick J. Guinee
Senior Vice President,
General Counsel, and Corporate Secretary